Exhibit 99.1

FOR FURTHER INFORMATION CONTACT: Deborah S. Lorenz Vice President, Investor Relations and Corporate Communications Lipid Sciences, Inc. 925-249-4031 dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE:

March 25, 2008

STRONG TREND OF EFFECTIVENESS INDICATED IN LIPID SCIENCES’ FIRST IN MAN
CLINICAL TRIAL OF HDL SELECTIVE DELIPIDATION

PLEASANTON, Calif., March 25, 2008 — Lipid Sciences, Inc. (Nasdaq:LIPD) announces the results of its recently concluded HDL Selective Delipidation clinical trial.  The data from the trial show a strong trend of regression of coronary atherosclerosis as measured by intravascular ultrasound (IVUS) in the group of patients treated by the Company’s proprietary HDL Selective Delipidation technology. These measurements showed that the average total atheroma volume in the target coronary arteries decreased by 5.31% in the treatment group versus a 1.33% increase in the placebo group.  The effect on the average of the 10mm most diseased arterial segments was a 7.34% decrease for the treated group as compared to a 2.10% decrease in the placebo group.  While the results of this trial were not statistically significant due to the small number of patients enrolled in the trial, they are, nevertheless, an extremely strong indication of the potential of this therapy to reverse coronary artery disease.  The strong trends of regression of coronary atherosclerosis in the treatment group were seen over a treatment time course of only seven weeks.  In contrast, long term (2 year) studies with high dose statins reduced clinical events merely by slowing the progression of atherosclerosis, rather than by actually regressing the disease.

The trial, entitled “A Randomized Single-Blind, Placebo-Controlled Study to Evaluate the Safety of the Lipid Sciences’ PDS-2 in Subjects with prior Acute Coronary Syndrome [ACS],” consisted of 28 patients (14 treatment patients and 14 placebo patients), and was conducted at the Washington Hospital Center in Washington, D.C.  Dr. Ron Waksman, Associate Director, Division of Cardiology at the Washington Hospital Center, and an internationally-recognized interventional cardiologist, was the principal investigator for the trial.  The IVUS analysis was conducted at the Cardiovascular Research Institute, MedStar Research Institute, under the direction of Dr. Neil J. Weissman, Director of the Cardiac Ultrasound and Ultrasound Core Laboratories, and a recognized expert in the field.

Dr. Waksman commented, “The principal goal of this ‘first in man’ clinical trial, to demonstrate the safety and feasibility of this HDL Selective Delipidation process, has been met. The patients in the trial tolerated the process very well. The high retention rate of 93% clearly establishes the feasibility of this novel treatment for cardiovascular disease in a clinical setting. Although the study was not powered to detect efficacy given the small patient population enrolled, the noteworthy results of the IVUS analysis suggests a trend towards efficacy, and supports conducting a larger study with anticipation to demonstrate effectiveness of HDL Selective Delipidation to regress coronary atherosclerosis.”

The primary endpoint of this trial was clinical safety and feasibility of the HDL Selective Delipidation therapy in the targeted ACS patient population.  The secondary objective was to assess the effects of HDL Selective Delipidation by IVUS in these same patients.  Standard IVUS metrics were analyzed and the results showed consistent, strong trends that Lipid Sciences’ proprietary HDL Selective Delipidation process reduces coronary atherosclerosis.

In previous studies, Lipid Sciences has demonstrated the ability of plasma treated by the Company’s HDL Selective Delipidation process to effectively remove cholesterol from cells.  These studies showed a dramatic 5 fold increase in the plasma’s ability to efflux cholesterol via the ABCA1 metabolic pathway, which is known to be optimal for removing cholesterol from arterial plaque via reverse cholesterol transport.  Other in vitro data has shown 28 times more pre-beta HDL, the specific “scavenger” form of HDL, in delipidated plasma than in normal circulating, untreated plasma.  The results of this clinical trial now clearly make the connection between the science underlying HDL Selective Delipidation and plaque regression.  Furthermore, these results demonstrate that the HDL Selective Delipidation process has broad-reaching implications for HDL Therapy as a novel treatment for cardiovascular disease, particularly in Acute Coronary Syndrome patients.

Lipid Sciences’ President and Chief Executive Officer, Lewis S. Meyer, Ph.D., stated, “The very encouraging results of this clinical trial, when combined with our recent announcement of a significant anti-atherosclerotic effect from treatment with our LSI-518P HDL Mimetic Peptide in an important animal model, clearly validate Lipid Sciences’ strategy of focusing on enhancing the reverse cholesterol transport pathway and targeting the ABCA1 transporter as a mechanism for developing effective treatments for atherosclerosis.  We expect, as we move forward, to continue to demonstrate our leadership position in the development of systemic treatments for cardiovascular disease.”

Lipid Sciences, Inc. is a development-stage biotechnology company engaged in the research and development of products and processes intended to treat major medical indications, in which lipids, or fat components, play a key role.  The Company’s HDL Therapy platform (HDL Mimetic Peptides and HDL Selective Delipidation) aims to develop treatments to reverse atherosclerosis, a systemic disease of the blood vessels caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries.  Regression of such plaques may have a major impact on reducing the risk of acute coronary events.  The Company’s Viral Immunotherapy platform focuses on the removal of the lipid coatings from lipid-enveloped viruses and other lipid-containing infectious agents by applying Lipid Sciences’ proprietary delipidation technologies.  The Company believes that removing the virus’ protective lipid coating enhances the processing and presentation of viral proteins to stimulate the body’s immune system to effectively fight the disease.  Conditions that could potentially be impacted by these technologies include HIV, Hepatitis B, and Hepatitis C.  In addition, Lipid Sciences believes that this Viral Immunotherapy platform also has applicability to a wide range of viruses impacting animal health—a diverse market with diseases affecting both food and companion animals.

Forward-Looking Statements:  This release contains forward-looking statements concerning plans, objectives, goals, strategies, study results, anticipations, expectations, future events or performance as well as all other statements that are not statements of historical fact.  The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release.  Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements.

Readers should refer to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  In addition to those risk factors, other factors that could cause actual results to differ materially include the following:  our inability to obtain adequate funds; our technologies not proving to be safe or effective; our inability to obtain regulatory approval of our technologies, which are only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International B.V.; our reliance on collaborations with strategic partners and consultants; our reliance on key suppliers to provide the material necessary to conduct successful pre-clinical and clinical studies; competition in our industry, including the development of new products by others that may provide alternative or better therapies; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; acceptance of our potential products by healthcare providers and patients; and our dependence on key personnel.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q.  Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.  Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.

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